(2)(j)(3)

AMENDED AND RESTATED

PROXY AGENT

FEE ALLOCATION AGREEMENT

THIS PROXY AGENT FEE ALLOCATION AGREEMENT, effective August 21, 2003 (the “Agreement”), is hereby amended and restated the 1st day of January 2008, by and among ING Investments, LLC (“ING Investments”), Directed Services LLC (“DSL”), ING Investment Management Co. LLC (“IIM”), and the ING funds listed on Schedule A attached hereto (each a “Fund,” and collectively the “Funds”), each acting on its own behalf, and on behalf of its series, if any.

WHEREAS, each Fund is an investment company registered under, or a unit investment trust as defined under, the Investment Company Act of 1940, as amended (the “1940 Act”), that is managed or sponsored, as applicable, by ING Investments, DSL or IIM (each an “Adviser,” and collectively the “Advisers”); and

WHEREAS, the Boards of Directors/Trustees or the Sponsor of each Fund (the “Board”), as applicable, have adopted procedures and guidelines to govern the voting of proxies relating to each Fund’s portfolio securities; and

WHEREAS, the Board has authorized the retention of an independent proxy voting service, Institutional Shareholder Services, Inc. (“ISS”), to assist in the voting of Fund proxies through the provision of vote analysis, implementation and recordkeeping and disclosure services; and

WHEREAS, the Advisers for the Funds have entered into a Master Services Agreement with ISS dated as of the 1st day of July, 2003, which sets forth the terms and conditions governing the fees (“ISS Fees”) for the ISS services (“Services”) set forth on Addendum No. (ING Funds-ADN.US & Global Voting Agent Service.8/1/2005-I), as amended from time to time (the “Addendum”), to the Master Services Agreement in connection with Fund proxies that are to be paid in advance of receipt of such Services; and

WHEREAS, the Advisers and the Funds now desire to establish (i) the criteria by which the ISS Fees shall be allocated among the Advisers and the Funds in connection with the Services to be provided in connection with the Master Services Agreement; and (ii) the basis on which additional Advisers or Funds for which the Advisers may act as investment manager or Sponsor, as applicable, may be added to the Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the Advisers and the Funds as follows:

1.                                      Allocation of ISS Fees Attributable to Proxy Advisory Services.

The Advisers and each Fund, except for any Fund noted on Schedule A as a Sub-Adviser-Voted Series, on behalf of itself and its series, if any, shall pay a portion of the ISS Fees attributable to Proxy Advisory Services based upon the following allocation:

A.                                   U.S. Proxy Advisory Service

The Advisers shall pay fifty percent (50%) of the ISS Fees attributable to U.S. Proxy Advisory Services.  The amount shall be allocated among the Advisers based upon Fund assets under management that are invested in U.S. equity positions as of June 30, 2003, and shall be adjusted semi-annually.  Each Fund’s Net Assets as of June 30, 2003 are listed on Schedule B attached hereto.

Each Fund, except as noted above, on behalf of itself and its series, if any, shall pay a pro rata portion of the remaining fifty percent (50%) of the ISS Fees attributable to U.S. Proxy Advisory Services based upon the percentage of each Fund’s net assets that are invested in U.S. equity positions as of June 30, 2003.  Such allocations shall be adjusted semi-annually based upon the percentage of each Fund’s net assets that are invested in U.S. equity positions.

B.                                     Global Proxy Advisory Service

The Advisers shall pay fifty percent (50%) of the ISS Fees attributable to Global Proxy Advisory Services. The amount shall be allocated among the Advisers based upon Fund assets under management that are invested in equity securities traded on a foreign exchange as of June 30, 2003, and shall be adjusted semi-annually.

Each Fund, except as noted above, on behalf of itself and its series, if any, shall pay a pro rata portion of the remaining fifty percent (50%) of the ISS Fees attributable to Global Proxy Advisory Services based upon the percentage of each Fund’s net assets that are invested in equity securities traded on a foreign exchange as of June 30, 2003.  Such allocations shall be adjusted semi-annually based upon the percentage of each Fund’s net assets that are invested in equity securities traded on a foreign exchange.

2.                                      Allocation of ISS Fees Attributable to Voting Agent Service.

The Advisers and each Fund, except as noted below, on behalf of itself and its series, if any, shall pay a portion of the ISS Fees attributable to Voting Agent Services based upon the following allocation:

A.                                   Per Ballot

The Advisers shall pay fifty percent (50%) of the ISS Fees attributable to the Per Ballot portion of the Voting Agent Services.  The amount shall be allocated among the Advisers based upon Fund assets under management that are invested in equity positions as of June 30, 2003, and shall be adjusted semi-annually.

Each Fund, except for any Fund noted on Schedule A as a Sub-Adviser-Voted Series, on behalf of itself and its series, if any, shall pay a pro rata portion of fifty percent (50%) of the ISS Fees attributable to the Per Ballot portion of the Voting Agent Services based upon the percentage of each Fund’s net assets that are invested in equity positions as of June 30, 2003.  Such allocations shall be adjusted semi-annually based upon the percentage of each Fund’s net assets that are invested in equity positions.

B.                                     Per Account

The amount shall be allocated equally among the Funds, except for any Fund noted on Schedule A as a Sub-Adviser-Voted Series, Money Market Fund, Fund of Funds, or Feeder Fund, based upon the number of Funds or their series, if any, as of June 30, 2003.  Such allocations shall be adjusted semi-annually based upon the number of Funds or their series, if any.

3.                                      Allocation of ISS Fees Attributable to Vote Disclosure Services.

Each Fund noted on Schedule A as a Sub-Adviser-Voted Series, Fund of Funds, or Feeder Fund, on behalf of itself and its series, if any, shall pay a portion of the ISS Fees attributable to Vote Disclosure Services based upon the following allocation:

The amount allocated to each Sub-Adviser-Voted Series, Fund of Funds, and Feeder Fund shall be equal to the Per Fund Service Rate per Unit for Vote Disclosure Services as set forth on the Addendum.

Each Fund, except as noted above, on behalf of itself and its series, if any, shall pay the remaining ISS Fees attributable to Vote Disclosure Services based upon the following allocation:

The amount shall be allocated on a pro rata basis based upon the percentage of each Fund’s net assets that are invested in equity positions as of June 30, 2003.  Such allocations shall be adjusted semi-annually based upon the percentage of each Fund’s net assets that are invested in equity positions.

4.                                      Allocation of ISS Fees Attributable to Custom Policy Services.

Each Fund, except for any Fund noted on Schedule A as a Sub-Adviser-Voted Series, on behalf of itself and its series, if any, shall pay the ISS Fees attributable to Custom Policy Services based upon the following allocation:

The amount shall be allocated on a pro rata basis based upon the percentage of each Fund’s net assets that are invested in equity positions as of June 30, 2003.  Such allocations shall be adjusted semi-annually based upon the percentage of each Fund’s net assets that are invested in equity positions.

5.                                      Payments.

Each Adviser and Fund shall pay a portion of the ISS Fees as specified in Sections 1, 2, 3 and 4 above.  Such amounts shall be calculated by and communicated to each Fund’s Adviser and/or custodian, as applicable, by ING Funds Services, LLC.  Payments shall be forwarded quarterly by each Adviser and/or custodian to ISS as follows:

Routing Number: 052001633

A/C # 03935295204

Bank of America

Rockville MD

6.                                      Additional Funds.

(a)                                  If any Advisers are added to the Master Services Agreement, such Adviser shall become subject to this Agreement immediately upon being added to the Master Services Agreement.

(b)                                 If the Advisers add any additional Funds to the Master Services Agreement, such Fund shall become subject to this Agreement immediately upon being added to the Master Services Agreement.

(c)                                  Each additional Adviser that becomes subject to this Agreement in accordance with Section 6(a) above shall pay a portion of the ISS Fees as described in Sections 1 and 2 above, as of the date such Adviser becomes subject to this Agreement.  Such allocation shall be adjusted semi-annually as described in Sections 1 and 2.

(d)                                 Each additional Fund that becomes subject to this Agreement in accordance with Section 6(b) above shall pay a portion of the ISS Fees as described in Sections 1, 2, 3 and 4 above based upon the Fund’s net assets, number of Funds and series, or other prescribed method, as applicable, as of the date such Fund becomes subject to this Agreement.  Such allocation shall be adjusted semi-annually as described in Sections 1, 2, 3 and 4.

7.                                      Continuation and Termination.

The Agreement shall become effective on the date first written above.  It shall continue with respect to an Adviser or a Fund until such Adviser or Fund is removed from the Master Services Agreement, provided that such Adviser’s or Fund’s portion of the ISS Fees has been paid for the period that the Adviser or Fund utilized the Services.

The Agreement shall terminate for all Advisers and Funds upon termination of the Master Services Agreement, provided that all ISS Fees have been paid for the period that the Advisers and Funds utilized the Services.

8.                                      Counterpart

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the date and year first above written.

On Behalf of: All Funds set forth on Schedule A

/s/ Michael J. Roland
By:	Michael J. Roland
Executive Vice President
Duly authorized to execute and deliver this Agreement on behalf of each Fund set forth on Schedule A to the Agreement.

ING Investments, LLC

/s/ Michael J. Roland
By:	Michael J. Roland
Executive Vice President

Directed Services LLC

/s/ Todd Modic
By:	Todd Modic
Vice President

ING Investment Management Co. LLC

/s/ Christopher Kurtz
By:	Christopher Kurtz
Vice President, Finance